Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2006 in the Registration Statement on Form S-4 and related Prospectus of Southern Star Central Corp. for the registration of $200,000,000 of its 6 3/4% Senior Notes.

/s/ Ernst & Young LLP

Louisville, Kentucky

June 27, 2006